PROSPECTUS

                                  $550,000,000

   [LOGO]
                        CIRCUS CIRCUS ENTERPRISES, INC.

                                DEBT SECURITIES
                  SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                               ------------------

                                CIRCUS FINANCE I
                               CIRCUS FINANCE II
                           TRUST PREFERRED SECURITIES
                                 GUARANTEED BY
                        CIRCUS CIRCUS ENTERPRISES, INC.

                               ------------------

    Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), may offer from time to time in one or more series its debt securities consisting of debentures, notes or other evidence of indebtedness (the "Debt Securities") on terms to be determined at the time of the offering. At the option of the Company, the Debt Securities may be issued as senior secured Debt Securities, as senior unsecured Debt Securities, as senior subordinated Debt Securities or as subordinated Debt Securities and in any combination thereof. The general terms and conditions of the Debt Securities are described under "Description of Debt Securities" in this Prospectus. The Company may also from time to time issue its unsecured subordinated deferrable interest debentures (the "Subordinated Deferrable Interest Debentures") and Trust Preferred Securities Guarantees (as defined), as described herein and in the applicable Prospectus Supplement.

    Circus Finance I and Circus Finance II (each a "Trust"), each a statutory business trust formed under the laws of Delaware, may from time to time offer preferred securities evidencing preferred beneficial interests in the assets of the respective Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Trusts, out of moneys held by each of the Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities will be guaranteed by the Company as described herein (each, a "Trust Preferred Securities Guarantee"). The Company's obligations under the Trust Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and PARI PASSU (equally and ratably) with the most senior preferred stock issued by the Company and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. Subordinated Deferrable Interest Debentures may be issued and sold from time to time in one or more series by the Company to a Trust in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities (as defined herein) of such Trust. The Subordinated Deferrable Interest Debentures subsequently may be distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the termination of such Trust upon the occurrence of certain events as may be described in the Prospectus Supplement. The Debt Securities, the Trust Preferred Securities, the Trust Preferred Securities Guarantees and the Subordinated Deferrable Interest Debentures are collectively referred to as the "Securities."

                                                        (CONTINUED ON NEXT PAGE)

                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
              ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                    REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

NEITHER THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD,
      THE MISSISSIPPI GAMING COMMISSION, NOR ANY OTHER GAMING REGULATORY
          AUTHORITY HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED
            HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST 28, 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The Trust Preferred Securities (which will be issued with a Trust Preferred Securities Guarantee, and the proceeds of which will be used exclusively to purchase Subordinated Deferrable Interest Debentures) and the Debt Securities offered pursuant to this Prospectus may be offered separately or together in one or more series up to an aggregate public offering price of $550,000,000 (or the equivalent thereof in foreign currency or currency units), in each case at individual prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and, among other things, will include, where applicable, (i) in the case of Debt Securities or Subordinated Deferrable Interest Debentures, the specific designation, aggregate principal amount offered, ranking, rate or rates of interest or the provisions for determining such rate or rates (which may be fixed or variable) or the manner of calculation thereof, if any, the time of payment of interest, if any, maturity (which may be fixed or extendible), form (which may be certificated or global), authorized denominations, currency of payment, any terms relating to redemption (whether mandatory, at the option of the Company or the holder), terms for sinking fund payments, additional covenants, the initial public offering price, the purchase price and other terms with respect to such Securities and (ii) in the case of shares of Trust Preferred Securities, the number of shares, specific title and stated value, any dividend, liquidation, redemption, voting and other rights and restrictions and the initial public offering price.

    The applicable Prospectus Supplement will also contain information, where applicable, about certain U.S. Federal income taxes, accounting and other considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

    The Securities may be sold directly by the Company or the applicable Trust through agents designated by the Company or the applicable Trust from time to time or through underwriters or dealers designated by the Company or the applicable Trust from time to time. If any agents of the Company or the applicable Trust or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the name of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be as set forth in or may be calculated from the applicable Prospectus Supplement. The net proceeds to the Company or the applicable Trust, as the case may be, from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price of such Securities less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. See "Plan of Distribution" for indemnification arrangements for agents, dealers and underwriters.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

    The Company and the Trusts have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments thereto and exhibits filed therewith, referred to as the "Registration Statement") relating to the Debt Securities, the Subordinated Deferrable Interest Debentures, the Trust Preferred Securities and the Trust Preferred Securities Guarantees.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of fees prescribed by the Commission. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports, proxy statements, information statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. located at 20 Broad Street, New York, New York 10005 and at the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

    This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part filed by the Company and the Trusts with the Commission under the Securities Act. Statements contained herein concerning the provisions of any contract or other document are necessarily summaries of such contracts or documents, and each statement is qualified in its entirety by reference to the copy of the applicable contract or document filed with the Commission. A copy of the Registration Statement is on file at the offices of the Commission and may be obtained upon payment of fees prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above or at the Commission's Web site, the address of which is set forth above.

    No separate financial statements of the Trusts have been included herein. The Company does not believe that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of the Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the applicable Trust and investing the proceeds thereof in the Subordinated Deferrable Interest Debentures issued by the Company and (iii) the obligations of each Trust under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that such Trust has funds available to meet such obligations. See "The Trusts," "Description of the Trust Preferred Securities," "Description of the Trust Preferred Securities Guarantees" and "Description of the Subordinated Deferrable Interest Debentures." The Trusts do not expect to file separate reports under the Exchange Act but must apply for and be granted relief by the Commission to avoid the requirement to file such reports.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1998 and the Company's Current Report on Form 8-K dated August 3, 1998, previously filed by the Company (File No. 1-8570) with the Commission under the Exchange Act, are incorporated by reference in this Prospectus as of their respective dates.

    All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such reports and documents, except as to any portion of any future annual or quarterly report to the Company's stockholders or proxy statement which is not deemed to be filed under those provisions. Any such statement contained in this Prospectus, or in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained herein or in any subsequently dated document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Company undertakes to provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of the Indentures (as hereinafter defined) or any document incorporated herein by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Requests should be directed to the Company at 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: General Counsel; telephone number (702) 734-0410.
                            ------------------------

    The Company will furnish each holder of the Securities annual reports containing audited financial statements, quarterly reports containing unaudited financial information and such other reports as may be required by applicable law.

                                  THE COMPANY

    Circus Circus Enterprises, Inc., which was incorporated in 1974, currently owns and operates, through wholly owned subsidiaries, nine hotel-casino properties in Nevada with a total of approximately 17,700 guest rooms. These properties include (i) three hotel/casinos in Las Vegas (Circus Circus-Las Vegas, Luxor and Excalibur), (ii) Circus Circus Hotel and Casino in Reno, (iii) Colorado Belle Hotel and Casino and Edgewater Hotel and Casino which are located on the Colorado River in Laughlin, (iv) Gold Strike Hotel and Gambling Hall and Nevada Landing Hotel & Casino in Jean, and (v) Railroad Pass Hotel and Casino in Henderson. The Company also owns and operates a dockside casino situated on a 24-acre site in Tunica County, Mississippi, which includes a 1,066-room hotel tower placed in service during late 1997 and early 1998. It also operates two smaller casinos on the Las Vegas Strip, Slots-A-Fun (which the Company also owns) and Silver City Casino (which the Company operates under a lease which expires in October 1999).

    In the Spring of 1997, the Company commenced construction of Mandalay Bay (formerly referred to as Project Paradise), a 43-story, hotel-casino resort which will have approximately 3,700 rooms and approximately 135,000 square feet of gaming space. The resort, which is expected to be completed in the first quarter of 1999, will be situated on approximately 60 acres of land just south of Luxor. Mandalay Bay's attractions are planned to include an 11-acre tropical lagoon featuring a sand-and-surf beach, a three-quarter-mile lazy river ride, a 30,000-square-foot spa and other entertainment attractions. Inside, Mandalay Bay will offer internationally renowned restaurants, as well as a House of Blues nightclub and restaurant, including its signature Foundation Room sited on Mandalay Bay's rooftop, and 100 "music-themed" hotel rooms in Mandalay Bay's towers.

    Within Mandalay Bay and as part of its 3,700 rooms, a Four Seasons Hotel with approximately 400 rooms will provide Las Vegas visitors with a luxury "five-star" hospitality experience. The Four Seasons Hotel, which will be owned by the Company and managed by Four Seasons Hotels Limited ("Four Seasons"), represents the first step pursuant to the Company's cooperative effort with Four Seasons to identify strategic opportunities for development of hotel and casino properties worldwide. The cost of Mandalay Bay, including the Four Seasons Hotel but excluding the land, is currently estimated at approximately $850 million.

    During the course of construction, Mandalay Bay's hotel tower has experienced settling which has exceeded the level contemplated in the building's original design and the amount of settling has been greater in some portions of the structure than others. The Company has retained geotechnical, structural engineering and foundation consultants who are evaluating the situation and have recommended remedial measures which are in the initial stages of implementation. Completion of the recommended remedial measures is not expected to delay the opening of Mandalay Bay or materially increase the cost of the project. However, until such remedial measures are completed and evaluated and the ongoing evaluation of the site is concluded there can be no assurances that further corrective measures will not be required or, if additional measures are required, as to the cost of such measures or their impact, if any, on the scheduled completion and opening of Mandalay Bay.

    Mandalay Bay is the latest phase of the Company's development of over 230 acres of land it owns at the south end of the Las Vegas Strip which runs from Tropicana Avenue south approximately one mile to Russell Road ("Masterplan Mile"). As part of its development plan for Masterplan Mile, the Company is constructing a 125,000-square-foot convention facility and a 12,000-seat arena. These facilities are expected to be completed and opened concurrently with Mandalay Bay, and will represent core components of Masterplan Mile which will be cross-marketed to guests at the Company's existing and future hotel-casinos within Masterplan Mile. The estimated cost of the convention facility and arena is approximately $100 million.

    The Company also plans to construct a monorail system which will link the Company's resorts on Masterplan Mile. Furthermore, the Company is planning a "Sea of Predators" aquarium exhibit which will likewise represent a core component of Masterplan Mile. Both the monorail and the Sea of Predators exhibit are anticipated to be completed after the opening of Mandalay Bay. The cost of these additional Masterplan Mile core components is estimated at approximately $75 million. The Company may add other core components to its development plan for Masterplan Mile in the future.

    The Company, through wholly owned subsidiaries, is a 50% participant in three joint ventures which own and operate gaming properties. They include (i) a joint venture which owns and operates Monte Carlo, a 3,002-room hotel/casino on the Las Vegas Strip that opened in June 1996, (ii) a joint venture which owns and operates the Grand Victoria, a riverboat casino and related land-based entertainment complex located in Elgin, Illinois, and (iii) a joint venture which owns and operates Silver Legacy, a 1,711-room hotel/casino located in downtown Reno that opened in July 1995 and is situated between (and connected by enclosed climate-controlled skyways to) Circus Circus-Reno and another hotel/casino owned and operated by an affiliate of the other joint venture participant.

    The Company is also a participant in another joint venture which has been selected to develop one of three casinos permitted to be developed in Detroit, Michigan. The Company will own a 45% equity interest in the proposed project and receive a management fee. A development agreement between this joint venture and the City of Detroit was approved by the Detroit City Council on April 9, 1998. The joint venture's ability to proceed with the proposed project is contingent upon the receipt of all necessary gaming approvals and satisfaction of other conditions. The joint venture is planning a $600 million project, of which the Company would be required to contribute 20% of such amount in the form of equity, with the balance being provided through project-specific financing.

    The Company's executive offices are located at 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and its telephone number is (702) 734-0410. Unless the context otherwise indicates, all references herein to the Company are to Circus Circus Enterprises, Inc. and its subsidiaries.

                                   THE TRUSTS

    Each of Circus Finance I and Circus Finance II is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act") pursuant to (i) a separate declaration of trust, executed by the Company, as sponsor for such trust (the "Sponsor"), and the Trustees (as defined herein) of such trust as of that date and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement filed by the Company and the Trusts of which this Prospectus forms a part. Each Trust exists for the exclusive purposes of (i) issuing and selling the Trust Preferred Securities representing preferred undivided beneficial interests in the assets of such Trust and Trust Common Securities representing common undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a series of Subordinated Deferrable Interest Debentures and
(iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon the occurrence and during the continuation of an Event of Default (as defined in the Declaration), the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Trust. Each Trust has a term of approximately 55 years, but may earlier terminate as provided in the applicable Declaration. Each Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Trust. The duties and obligations of such Trustees shall be governed by the Declaration of such Trust, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Trust Act. A majority of the Trustees (the "Regular Trustees") of each Trust will be persons who are employees or officers of or affiliated with the Company. One Trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each Trust in the State of Delaware is The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Trust shall be c/o Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone number 702-734-0410).

                               GAMING REGULATION

    The ownership and operation of casino gaming facilities are subject to extensive state and local regulation. In the States of Illinois, Mississippi and Nevada licensed gaming operations are currently conducted by the Company through wholly owned subsidiaries and/or by joint ventures in which entities wholly owned by the Company are participants. A joint venture in which a wholly owned subsidiary of the Company is a participant plans (subject to receipt of the requisite approvals and licenses) to conduct licensed gaming operations in the future in Detroit, Michigan. The Company and a wholly owned subsidiary of the Company have also filed gaming applications in New Jersey in connection with plans to acquire land in Atlantic City, construct a hotel-casino and conduct gaming operations, subject to the successful resolution of currently pending litigation, the receipt of applicable regulatory approvals and the satisfaction of other conditions. Each of these states, as well as the applicable local authorities in such states, requires various licenses, findings of suitability, registrations, permits and approvals (individually, a "Gaming License" and collectively, "Gaming Licenses") to be held by the Company and its subsidiaries and joint ventures that are engaged in gaming operations. The Illinois Gaming Board, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Nevada Gaming Commission, the New Jersey Casino Control Commission and any other governmental authority which now or hereafter has regulatory authority over any gaming operations conducted or proposed to be conducted by the Company, any of its subsidiaries or any joint ventures in which the Company or any entity wholly-owned by the Company is a participant (individually, a "Gaming Authority" and collectively, the "Gaming Authorities") may, among other things, deny, limit, condition, suspend or revoke a Gaming License or approval to own the stock or joint venture interest of any of the licensed operations conducted in such states by the Company or its subsidiaries or joint ventures for any cause deemed reasonable by such licensing authority. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against the Company, such subsidiaries and joint ventures and the individuals involved. The denial, suspension or revocation of any Gaming License of the Company or any of its subsidiaries or joint ventures or the levy on the Company or any of such subsidiaries or joint ventures of substantial fines or forfeiture of assets could have a material adverse effect on the business of the Company.

    To date, the Company has obtained all Gaming Licenses necessary for the operation of its existing gaming activities. However, Gaming Licenses and related approvals are deemed to be privileges under Illinois, Mississippi and Nevada as well as Michigan and New Jersey law, and no assurance can be given that any new Gaming License that may be required in the future will be granted or that existing Gaming Licenses will not be revoked or suspended.

    The Nevada Gaming Commission (the "Nevada Commission") may, in its discretion, require the holder of any securities issued by the Company to file applications, be investigated and be found suitable to own such securities if it has reason to believe that such ownership would be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such securities, then pursuant to the Nevada Gaming Control Act and the regulations promulgated thereunder, the Company can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

    The Illinois Gaming Board and the Mississippi Gaming Commission have jurisdiction over the holders and beneficial owners of securities issued by the Company similar to that of the Nevada Commission and may also require their investigation and approval, the Michigan Gaming Control Board will have such jurisdiction and authority if a joint venture which includes among its participants a wholly owned subsidiary of the Company is subsequently licensed to conduct gaming operations in Detroit, Michigan, and the New Jersey Casino Control Commission will have such jurisdiction and authority if the Company and a subsidiary of the Company are subsequently licensed to conduct gaming operations in New Jersey. An applicant must pay all costs of investigation incurred by a Gaming Authority in conducting an investigation relating to such applicant.

    In certain jurisdictions, including Mississippi and Nevada, the Company may not make a public offering of its securities without prior approval of the applicable Gaming Authorities if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in such jurisdictions, or to retire or extend obligations incurred for such purposes or for similar transactions. On May 22, 1997, the Nevada Commission granted the Company prior approval to make public offerings of its securities for a period of two years, subject to certain conditions (the "Nevada Shelf Approval"). The Nevada Shelf Approval also applies to any affiliated company wholly owned by the Company (a "Gaming Affiliate") which is a publicly traded corporation or would become a publicly traded corporation pursuant to a public offering. The Nevada Shelf Approval also includes approval for the Company's registered and licensed subsidiaries to guarantee any security issued by, and to hypothecate their assets to secure the payment or performance of any obligation issued by, the Company or a Gaming Affiliate in a public offering under the Nevada Shelf Approval. However, the Nevada Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada State Gaming Control Board (the "Nevada Board") and must be renewed biennially. The Nevada Shelf Approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of this Prospectus or any related Prospectus Supplement or the investment merits of the Securities offered. Any representation to the contrary is unlawful. The Company received a similar one-year waiver of approval requirements from the Mississippi Gaming Commission on January 22, 1998 (the "Mississippi Shelf Approval"). The public offering of the Debt Securities, Subordinated Deferred Interest Debentures and the Trust Preferred Securities Guarantees will be made pursuant to the Nevada Shelf Approval and the Mississippi Shelf Approval, each as currently in effect or as may be renewed in the discretion of the applicable Gaming Authority. The public offering of the Trust Securities does not require any additional prior approval.

    For information concerning the requirement that Debt Securities, Trust Preferred Securities or Subordinated Deferrable Interest Debentures be disposed of by holders or beneficial owners under certain circumstances, see "Description of Debt Securities--Mandatory Disposition Pursuant to Gaming Laws," "Description of the Trust Preferred Securities" and "Description of the Subordinated Deferrable Interest Debentures--Mandatory Disposition Pursuant to Gaming Laws."

    The foregoing is only a summary of the regulatory requirements applicable to the Company and the holders of its securities. For additional information regarding the gaming laws and regulations applicable to the Company's gaming operations and the holders of its securities, see the discussion under the caption "Regulation and Licensing" in Item I of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, incorporated by reference in this Prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following are the consolidated ratios of earnings to fixed charges of the Company for the three months ended April 30, 1998 and each of the fiscal years ended January 31, 1998, 1997, 1996, 1995 and 1994.

                                                                 THREE
                                                              MONTHS ENDED          YEAR ENDED JANUARY 31,
                                                               APRIL 30,     ------------------------------------
                                                                  1998       1998    1997    1996    1995    1994
                                                              ------------   ----    ----    ----    ----    ----
Ratio of earnings to fixed charges(1).......................     1.83x       1.99x   2.68x   3.85x   5.38x   5.40x

------------------------

(1) For purposes of computing the ratio, "earnings" consist of income before fixed charges and income taxes, adjusted to exclude capitalized interest and equity in undistributed earnings of less-than-50%-owned ventures. "Fixed charges" include interest, whether expensed or capitalized, amortization of debt discount and issuance costs, the Company's proportionate share of the interest cost of 50%-owned ventures, and the estimated interest component of rental expense.

                                USE OF PROCEEDS

    The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include financing the development and construction of new facilities, other capital expenditures, working capital, the repayment or repurchase of outstanding indebtedness, share repurchases or such other purposes as may be specified in an accompanying Prospectus Supplement.

               ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

    The financial statements of each Trust that has issued Trust Securities will be consolidated with the Company's financial statements, with the Trust Preferred Securities of each Trust shown on the Company's consolidated financial statements as Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of the Company. The Company's financial statements will include a footnote that discloses, among other things, that the sole asset of each Trust included therein consists of Subordinated Deferrable Interest Debentures of the Company, and will specify the designation, principal amount, interest rate and maturity date of such Subordinated Deferrable Interest Debentures.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent to which such general provisions may apply to the Debt Securities will be described in a Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may constitute either senior secured debt ("Senior Secured Debt Securities"), senior unsecured debt ("Senior Unsecured Debt Securities"), senior subordinated debt ("Senior Subordinated Debt Securities") or subordinated debt ("Subordinated Debt Securities" and, collectively with the Senior Subordinated Debt Securities, the "Subordinated Securities"), or any combination thereof, of the Company. Each such series of Debt Securities will be issued under a separate indenture (the "Senior Secured Debt Indenture," the "Senior Unsecured Debt Indenture," the "Senior Subordinated Debt Indenture" and the "Subordinated Debt Indenture," respectively), in each case, between the Company, as obligor, and The Bank of New York, as Trustee (the "Trustee"). The Senior Secured Debt Indenture, the Senior Unsecured Debt Indenture, the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures."

    The terms of the Debt Securities include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act, and holders of the Debt Securities are referred to the Indentures and the Trust Indenture Act for a statement thereof. A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities and the Indentures, while including a discussion of all material aspects or features thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Securities and the Indentures, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

    The Indentures will not limit the aggregate principal amount of Debt Securities which may be issued thereunder. Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series.

    The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities, if applicable to such Debt Securities: (i) the title of the Debt Securities; (ii) any limit on the aggregate principal amount of the Debt Securities and whether they will constitute Senior Secured Debt Securities, Senior Unsecured Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities;
(iii) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (iv) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (v) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest (which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity), and the date or dates from which such interest, if any, will accrue, and the circumstances, if any, in which the Company may defer interest payments; (vi) the interest payment date or dates, if any, on which any interest on the Debt Securities will be payable, and the record date or dates for any interest payable on any Debt Securities; (vii) the right or obligation, if any, of the Company to redeem or purchase Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, or otherwise, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which Debt Securities shall be redeemed or purchased, in whole or in part, and any provisions for the marketing of such Debt Securities; (viii) if the amount of payments of principal of, premium, if any, and interest, if any, on the Debt Securities is to be determined by reference to an index, formula or other method, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto; (ix) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration or acceleration of the stated maturity thereof pursuant to an Event of Default (as defined in the Indentures); (x) whether the Debt Securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary for the Debt Securities; (xi) any listing of the Debt Securities on a securities exchange; (xii) any additional restrictive covenants included for the benefit of holders of such Debt Securities; (xiii) any additional events of default provided with respect to such Debt Securities; and (xiv) any other material terms of the Debt Securities. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

    The Indentures will provide that each holder and beneficial owner of Debt Securities, by accepting or otherwise acquiring an interest in the Debt Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries (or any joint venture in which the Company or a subsidiary of the Company is a participant) now or hereafter conducts or proposes to conduct gaming requires that a person who is a holder or beneficial owner of Debt Securities must be licensed, qualified or found suitable, or comply with any other requirement under applicable Gaming

Laws, such holder or beneficial owner shall apply for a license, qualification or a finding of suitability or comply with such other requirement, as the case may be, within the prescribed time period. If such holder or beneficial owner fails to apply to be, or fails to become, licensed or qualified, is found unsuitable or fails to comply with any other requirement, as the case may be (a "failure of compliance"), then the Company shall have the right, at its option
(i) to require such person to dispose of its Debt Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by the Gaming Authority or (ii) to redeem such Debt Securities (which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority) at a redemption price equal to the lesser of (A) such person's cost, (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of any failure of compliance, or (C) such lesser amount as may be required by applicable law or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability or its compliance with any other requirement of a Gaming Authority. The Indentures will also provide that immediately upon the imposition by a Gaming Authority of a requirement that a holder or beneficial owner dispose of Debt Securities, such holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Debt Securities or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Debt Securities or any remuneration in any form with respect to the Debt Securities from the Company or the Trustee, except the redemption price referred to above.

SUBORDINATION OF SECURITIES

    The payment of the principal of, premium, if any, and interest on the Subordinated Securities will be subordinated in right of payment, as described below, to the prior payment in full of all current and future Senior Indebtedness.

    The Indentures will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any distribution of assets of the Company pursuant to liquidation, dissolution or other winding-up or reorganization of the Company, whether voluntary or involuntary, or any assignment for the benefit or creditors or other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution is made on account of the principal of, premium, if any, or interest on the Subordinated Securities. Upon maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Subordinated Securities. During the continuance of any event of default with respect to Senior Indebtedness entitling the holders thereof to accelerate the maturity thereof, or if such event of default would be caused by any payment upon or in respect of the applicable Subordinated Securities, no payment may be made by the Company upon or in respect of the Subordinated Securities; provided, however, that if such event of default is other than a default in payment of any amount due in connection with such Senior Indebtedness, the Company shall be permitted to continue to make payments of interest on the Subordinated Securities.

    In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or any holders of any Subordinated Securities prohibited by the subordination provision of the applicable Indenture, then such payment or distribution will be required to be paid over and delivered to the holders (or their representative) of Senior Indebtedness.

    If the Company fails to make any payment on Subordinated Securities when due or within any applicable grace period, whether or not on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indentures and would enable the holders of such Subordinated Securities to accelerate the maturity thereof and, subject to the terms set forth under

"Events of Default and Notice Thereof," would enable the holders of other Debt Securities to accelerate the maturity thereof. See "--Events of Default and Notice Thereof."

    By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Subordinated Securities and funds that would be otherwise payable to the holders of the Subordinated Securities will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Subordinated Securities.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    "Credit Facility" means the Amended and Restated Loan Agreement dated as of May 23, 1997 among the Company, as Borrower, Bank of America National Trust and Savings Association, as Administrative Agent, and the lenders which are or become parties from time to time thereto, as amended by Amendment No. 1 thereto dated as of October 3, 1997 and Amendment No. 2 thereto dated as of May 15, 1998, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including without limitation any agreement extending the maturity of, refinancing or otherwise restructuring (including adding guarantors) all or any portion of the Indebtedness under such agreement or any successor agreement or increasing the credit available thereunder.

    "Interest Rate Protection Obligations" means, with respect to any person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

    "Senior Indebtedness" is defined in the Senior Subordinated Debt Indenture as the principal, premium, if any, and interest on any Indebtedness of the Company, whenever created, incurred, issued, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Debt Securities. Without limiting the foregoing, Senior Indebtedness shall include (a) the principal of and interest on and other amounts due on or in connection with the Indebtedness of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company;
(c) all obligations of the Company under standby letters of credit; and (d) Indebtedness evidenced by the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the 6.45% Senior Notes of the Company Due 2006, the 7.0% Debentures of the Company Due 2036 and the 6.70% Debentures of the Company Due 2096. Notwithstanding the foregoing, Senior Indebtedness shall not include
(a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and/or any one or more subsidiaries and Affiliates of the Company; (c) to the extent that it may constitute Indebtedness, any obligation in respect to any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the 6 3/4% Senior Subordinated Notes of the Company Due 2003 and the 7 5/8% Senior Subordinated Debentures of the Company Due 2013, with respect to which the Senior Subordinated Debt Securities will rank PARI PASSU in right of payment; (e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; provided, that any guaranty by the Company of Indebtedness of a subsidiary of the Company to third parties shall constitute Senior Indebtedness unless, in the case of any particular guaranty, the instrument creating or evidencing the same provides that such guaranty is subordinated to any other Indebtedness of the Company; provided further, that in the event a subsidiary of the Company advances to the Company the proceeds attributable to Indebtedness incurred by such subsidiary to a third party which Indebtedness has been guaranteed by the Company pursuant to a guaranty which itself constitutes Senior Indebtedness, then such obligation of the Company to repay such advance to the subsidiary shall constitute Senior Indebtedness, unless such obligation is created or evidenced by an instrument which provides that such obligation is subordinated to any other Indebtedness of the Company.

    "Senior Indebtedness" is defined in the Subordinated Debt Indenture as the principal, premium, if any, and interest on any Indebtedness of the Company, whenever created, incurred, issued, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Debt Securities. Without limiting the foregoing, Senior Indebtedness shall include
(a) the principal of and interest on and other amounts due on or in connection with the Indebtedness of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all obligations of the Company under standby letters of credit; (d) Indebtedness evidenced by the Senior Subordinated Debt Securities, the 6 3/4% Senior Subordinated Notes of the Company Due 2003 and the 7 5/8% Senior Subordinated Debentures of the Company Due 2013; and (e) Indebtedness evidenced by the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the 6.45% Senior Notes of the Company Due 2006, the 7.0% Debentures of the Company Due 2036 and the 6.70% Debentures of the Company Due 2096. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and/or any one or more subsidiaries or Affiliates of the Company; (c) to the extent that it may constitute Indebtedness, any obligation in respect to any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease obligations) or management agreements; and (e) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; provided, that any guaranty by the Company of Indebtedness of a subsidiary of the Company to third parties shall constitute Senior Indebtedness unless, in the case of any particular guaranty, the instrument creating or evidencing the same provides that such guaranty does not constitute Senior Indebtedness; provided further, that in the event a subsidiary of the Company advances to the Company the proceeds attributable to Indebtedness incurred by such subsidiary to a third party which Indebtedness has been guaranteed by the Company pursuant to a guaranty which itself constitutes Senior Indebtedness, then such obligation of the Company to repay such advance to the subsidiary shall constitute Senior Indebtedness, unless such obligation is created or evidenced by an instrument which provides that such advance does not constitute Senior Indebtedness.

    The claims of third parties to the assets of the Company's subsidiaries incurring such obligations will be superior to those of the Company as a stockholder and, therefore, the Debt Securities may be deemed to be effectively subordinated to the claims of such third parties. Substantially all of the Company's business operations are conducted through such subsidiaries, and the Debt Securities are effectively subordinated to the repayment of the liabilities arising from those operations. Unless the Prospectus Supplement otherwise provides, the Indentures will not limit the amount of additional Indebtedness, including Senior Indebtedness, which the Company or any subsidiary may create, incur, assume or guarantee. As a result of the subordination provisions contained in the Indentures, in the event of insolvency, holders of the Subordinated Securities may recover less, ratably, than other creditors of the Company or its subsidiaries.

REGISTERED GLOBAL SECURITIES

    The registered Debt Securities of a series may be issued in the form of one or more Registered Global Securities that will be deposited with and registered in the name of a depositary (a "Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, or by such a nominee to such Depositary or to another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons holding interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indentures. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the Indentures. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

    Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such

Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustees. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

CERTAIN COVENANTS

    LIMITATION OF LIENS. Unless otherwise indicated in the applicable Prospectus Supplement, the Senior Unsecured Debt Indenture and the Senior Subordinated Debt Indenture will provide that neither the Company nor any of its subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien upon any Consolidated Property without effectively providing that the Debt Securities shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to: (a) Liens existing on the date of original issuance of the Debt Securities; (b) Liens affecting property of a corporation or other entity existing at the time it becomes a subsidiary of the Company or at the time it is merged into or consolidated with the Company or a subsidiary of the Company; (c) Liens on property existing at the time of acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof; (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction; (e) Liens which secure Indebtedness owing by a subsidiary of the Company to the Company or to a subsidiary of the Company;
(f) Liens securing Indebtedness of the Company the proceeds of which are used substantially simultaneously with the incurrence of such Indebtedness to retire Funded Debt; (g) purchase money security Liens on personal property; (h) Liens securing Indebtedness of the Company the proceeds of which are used within 24 months of the incurrence of such Indebtedness for the Project Cost of the construction and development or improvement of a Resort Property; (i) Liens on the stock, partnership or other equity interest of the Company or any subsidiary in any Joint Venture (as hereinafter defined) or any subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, PROVIDED the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture; (j) Liens securing any Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture), including without limitation, the Senior Secured Debt Securities; (k) certain Liens to government entities, including pollution control or industrial revenue bond financing; (l) Liens required by any contract or statute in order to permit the Company or a subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity; (m) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business; (n) certain Liens for taxes or assessments and similar charges; (o) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and (p) certain extensions, renewals, replacements or refinancings of any Liens referred to in the foregoing clauses (a) through (j). Notwithstanding the foregoing, the Company and any one or more of its subsidiaries may, without securing the Debt Securities, issue, assume or guarantee

Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under clauses (a) through (j) inclusive above) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt) does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. Unless otherwise indicated in the applicable Prospectus Supplement, the Senior Unsecured Debt Indenture and the Senior Subordinated Debt Indenture will provide that neither the Company nor any of its subsidiaries will enter into any Sale and Lease-Back Transaction unless either (a) the Company or such subsidiary would be entitled, pursuant to the above provisions, to incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing such Debt Securities or (b) the Company within 120 days after the effective date of such Sale and Lease-Back Transaction applies to the voluntary retirement of its Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction (subject to credits for certain voluntary retirements of Funded Debt).

    ADDITIONAL COVENANTS. Any additional covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

CERTAIN DEFINITIONS

    "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth in the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

    "CONSOLIDATED PROPERTY" means any property of the Company or any subsidiary of the Company.

    "DETROIT JOINT VENTURE" means the Michigan limited liability company governed by an Operating Agreement, dated October 7, 1997, by and between Circus Circus Michigan, Inc., a wholly owned subsidiary of the Company, and Atwater Casino Group, L.L.C.

    "EXISTING AND PERMITTED COMPLETION GUARANTEES AND MAKE-WELL AGREEMENTS" means (i) that certain Amended and Restated Make-Well Agreement by the Company in favor of Bank of America National Trust and Savings Association dated as of November 24, 1997 relating to the Circus and Eldorado Joint Venture, a Nevada general partnership, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any extension of the term thereof, (ii) any contract providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Detroit Joint Venture, or (iii) any "make-well," "keep-well" or other agreement or arrangement of whatever nature providing for the obligation to advance funds, property or services on behalf of the Detroit Joint Venture, or given for the purpose of assuring or holding harmless any governmental entity or agency and/or any lender against loss with respect to any obligation of the Detroit Joint Venture.

    "FUNDED DEBT" means all Indebtedness of the Company which (i) matures by its terms, or is renewable at the option of any obligor thereon to a date, more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the Debt Securities.

    "INDEBTEDNESS" of any person means (a) any indebtedness of such person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such person or any of its subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guaranty, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any person, but shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such person. Notwithstanding anything to the contrary in the foregoing, "Indebtedness" shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Company or its Affiliates or (ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate, in each case, including Existing and Permitted Completion Guarantees and Make-Well Agreements. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

    "JOINT VENTURE" means (i) with respect to properties located in the United States, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries, and (ii) with respect to properties located outside the United States, any partnership, corporation or other entity, in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries.

    "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "PROJECT COST" means, with respect to any Resort Property, the aggregate costs required to complete such construction project in accordance with the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such future addition or improvement, including direct costs related thereto such as construction management, architectural engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with generally accepted accounting principal, which shall be included in determining Project
Cost), or costs related to the operation of the Resort Property including, but not limited to, non-construction supplies and pre-operating payroll.

    "RESORT PROPERTY" means any property owned or to be owned by the Company or any of its subsidiaries that is, or will be upon completion, a casino (including a river boat casino), casino-hotel, destination resort or a theme park.

    "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any person (other than the Company or a subsidiary of the Company), or to which any such person is a party, providing for the leasing to the Company or a subsidiary of the Company for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or such subsidiary to such person or to any other person (other than the Company or a subsidiary of the Company), to which funds have been or are to be advanced by such person on the security of the leased property.

    "SUBSIDIARY" of any person means (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled and (ii) any other person (other than a corporation, or a partnership, corporation or other entity described in clause (ii) of the definition of Joint Venture) in which such person or any subsidiary, directly or indirectly, has greater than a 50% ownership interest.

    "VALUE" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Company's Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease-Back Transaction.

SUCCESSOR CORPORATION AND ASSIGNMENT

    The Indentures provide that the Company may not consolidate with, merge into or transfer all or substantially all of its assets to, another person unless (i) the successor, if other than the Company, is a corporation organized under the laws of the United States or any state thereof or the District of Columbia, (ii) it assumes all obligations of the Company under the Debt Securities and the Indentures, and (iii) immediately after such transaction no Default or Event of Default exists. Thereafter, all such obligations of the Company will terminate.

EVENTS OF DEFAULT AND NOTICE THEREOF

    Unless otherwise indicated in the applicable Prospectus Supplement, the term "Event of Default," when used in an Indenture with respect to any series of Debt Securities, will mean any one of the following: (i) failure of the Company to pay (whether or not prohibited by the subordination provisions (if any)) interest for 30 days on, or the principal when due of, such series of Debt Securities; (ii) failure to perform any other covenant contained in such Indenture for 30 days after notice; (iii) the occurrence of an event of default under any instrument evidencing Indebtedness of the Company or its subsidiaries entitling the holder or holders thereof to accelerate the payment of an aggregate principal amount of $10,000,000 or more of such Indebtedness, which event of default is not cured or waived in accordance with the provisions of such instrument, or such Indebtedness is not discharged, within 30 days after the receipt by the Company of notice from the Trustee or the holders of 25% in principal amount of such series of Debt Securities then outstanding of such event of default and requiring the Company to cause such event of default to be cured or such Indebtedness to be discharged; and (iv) certain events of bankruptcy, insolvency or reorganization.

    The Indentures will provide that the Trustee will, within 90 days after the occurrence of a default that is known to the Trustee with respect to any series of Debt Securities, give the holders of such series of Debt Securities notice of such default (the term "default" to include the events specified above without grace or notice), PROVIDED, that, except in the case of default in the payment of principal of or interest on such series of Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such series of Debt Securities.

    In case an Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than 25% in principal amount of such series of Debt Securities, by notice in writing to the Company (and to the Trustee if given by the holders of such series of Debt Securities), may declare the principal of and all accrued interest on all such series of Debt Securities (but in no event more than the maximum amount of principal and interest thereon allowed by law) to be due and payable immediately. Such declaration may be rescinded by holders of a majority in principal amount of such series of Debt Securities then outstanding if, among other conditions, all existing Events of Default relating to such series of Debt Securities have been cured or waived and if the rescission would not conflict with any judgment or decree.

    Defaults with respect to any series of Debt Securities (except, unless theretofore cured, a default in payment of principal of or interest on such series of Debt Securities or default with respect to a provision which cannot be modified under the terms of the applicable Indenture without the consent of each holder of the Debt Securities affected) may be waived by the holders of a majority in principal amount of such series of Debt Securities then outstanding upon the conditions provided in such Indenture.

    The Indentures will include a covenant that the Company will file annually with the Trustee a statement regarding compliance by the Company with the terms thereof and specifying any defaults of which the signers may have knowledge.

MODIFICATION OF THE INDENTURES

    Under the Indentures, the rights and obligations of the Company and the rights of the holders of the Debt Securities may be modified by the Company and the Trustee only with the consent of the holders of not less than a majority in principal amount of the class of Debt Securities then outstanding affected by such modification; but no reduction in the principal, or extension of the maturity, of any Debt Securities in a manner adverse to the holders of the Debt Securities, or reduction of the interest rate or extension of the time of payment of interest on the Debt Securities in a manner adverse to the holders of the Debt Securities, or any modification of the subordination provisions (if any) in a manner adverse to the holders of the Debt Securities, or reduction of the percentage required for modification, will be effective against any holder of the Debt Securities without such holder's consent. Under certain circumstances, however, the Company may amend or supplement the Indentures without notice to or the consent of any holders of the Debt Securities.

SATISFACTION AND DISCHARGE OF INDENTURES

    Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture with respect to any series of Debt Securities will be discharged upon payment in full of such series of Debt Securities outstanding thereunder, or upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide money in an amount sufficient to pay and discharge the principal of and each installment of interest on such series of Debt Securities on the maturity or redemption date, as the case may be, of such payments in accordance with the terms of the applicable Indenture and such series of Debt Securities issued thereunder. The Company will be entitled to make such a deposit if, among other things, the Company has delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (i) the holders of such series of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of the applicable Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

COVENANT DEFEASANCE

    Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture will provide that the Company may be released from its obligations with respect to any series of Debt Securities relating to the Company's obligations with respect to the payment of taxes and other claims, maintenance of properties, limitations on Liens, limitations on sale and lease-back transactions, limitations on when the Company may merge and any other covenants specified in any Prospectus Supplement, and that such release will not be deemed to be an Event of Default under such Indenture with respect to any series of Debt Securities ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide money in an amount sufficient to pay and discharge the principal of and each installment of interest on such series of Debt Securities on the maturity of such payments in accordance with the terms of the applicable Indenture and such series of Debt Securities issued thereunder. The Company will be entitled to make such a deposit if, among other things, the Company has delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (i) the holders of such series of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance of certain obligations and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and
(ii) the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

CONCERNING THE TRUSTEE

    Unless otherwise indicated in the applicable Prospectus Supplement, the Bank of New York will be the Trustee under each of the Indentures. All payments of principal of, and interest on, and all registration, transfer, exchange, authentication, and delivery of, the Debt Securities (including authentication and delivery on original issuance of the Debt Securities) will be effected by the Trustee in New York, New York.

    Each Indenture will contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

    The Trustee, as successor in interest to Wells Fargo Bank (Colorado), N.A., which was successor in interest to First Interstate Bank of Nevada, N.A., also serves as a trustee with respect to the 6.45% Senior Notes of the Company Due 2006, the 6 3/4% Senior Subordinated Notes of the Company Due 2003, the 7 5/8% Senior Subordinated Debentures of the Company Due 2013, the 7.0% Debentures of the Company due 2036, and the 6.70% Debentures of the Company due 2096. In case of any conflicting interest relating to the Trustee's duties with respect to the foregoing securities or the Debt Securities, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in the Trust Indenture Act, resign.

    The holders of a majority in principal amount of any series of Debt Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of Debt Securities, PROVIDED that such direction would not conflict with any rule of law or with the applicable Indenture, would not be unduly prejudicial to the rights of another holder of the Debt Securities, and would not involve the Trustee in personal liability. The Indentures will provide that in case an Event of Default shall occur and be known to the Trustee (and not be cured), the Trustee will be required to use the degree of care of a prudent man in the conduct of his own affairs in the exercise of its power. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of the Debt Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, STOCKHOLDERS OR INCORPORATORS

    The Indentures will provide that no past, present or future director, officer, employee, stockholder or incorporator of the Company or any successor corporation shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of such obligations or their creation, by reason of such person's or entity's status as such director, officer, employee, stockholder or incorporator.

CREDIT FACILITY

    The Company's Credit Facility includes covenants which limit the respective levels of "Senior Debt" and "Total Debt" (each as defined in the Credit Facility) which may be incurred or maintained by the Company based on its "Adjusted EBITDA" (as defined in the Credit Facility). Accordingly, the Company's ability to issue Debt Securities, or Debt Securities constituting senior indebtedness, may be limited by the Credit Facility.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    Each Trust may issue only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Trust Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each Declaration or made part of each Declaration by the Trust Indenture Act and the Trust Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable; PROVIDED, HOWEVER, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to purchase or redeem Trust Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vi) the voting rights, if any, of Trust Preferred Securities issued by such Trust in addition to those required by law, including any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Trust; (vii) whether the Trust Preferred Securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary for the Trust Preferred Securities and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Trust not inconsistent with the Declaration of such Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company as described under "Description of the Trust Preferred Securities Guarantees". Any applicable United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Trust Preferred Securities, each Trust will issue one series of Trust Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Trust Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by a Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such Trust and the Trust Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon the occurrence and during the continuation of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. All of the Trust Common Securities of a Trust will be directly or indirectly owned by the Company.

    Trust Preferred Securities will be issued in registered form and in either certificated form or represented by one or more global securities. If Trust Preferred Securities are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Trust Preferred Securities of like tenor and amount in any authorized form and denomination. The specific terms of any depositary arrangement with respect to Trust Preferred Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. Reference is made to "Description of Debt Securities--Registered Global Securities" for a description of provisions the Company anticipates will apply to all depositary arrangements, including those relating to Trust Preferred Securities.

    The Declaration of Trust of each Trust will provide that each holder and beneficial owner of Trust Preferred Securities, by accepting or otherwise acquiring an interest in the Trust Preferred Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries (or any joint venture in which the Company or a subsidiary of the Company is a participant) now or hereafter conducts or proposes to conduct gaming requires that a person who is a holder or beneficial owner of Trust Preferred Securities must be licensed, qualified or found suitable, or comply with any other requirement under applicable Gaming Laws, such holder or beneficial owner shall apply for a license, qualification or a finding of suitability or comply with such other requirement, as the case may be, within the prescribed time period. If such holder or beneficial owner fails to apply to be, or fails to become, licensed or qualified, is found unsuitable or fails to comply with any other requirement, as the case may be (a "failure of compliance"), then the Company shall have the right, at its option (i) to require such person to dispose of its Trust Preferred Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by the Gaming Authority or (ii) to purchase such Trust Preferred Securities (which purchase may be less than 30 days following the notice of purchase if so requested or prescribed by the Gaming Authority) at a purchase price equal to the lesser of (A) such person's cost, (B) 100% of the liquidation amount thereof, plus accrued and unpaid cash distributions to the earlier of the purchase date and the date of any failure of compliance, or (C) such other amount as may be required by applicable law or by order of any Gaming Authority. The Company shall notify the trustees under the applicable Declaration of Trust in writing of any such purchase as soon as practicable. Neither the Company nor the Trust shall be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability or its compliance with any other requirement of a Gaming Authority. The Declaration of Trust of each Trust will also provide that immediately upon the imposition by a Gaming Authority of a requirement that a holder or beneficial owner dispose of Trust Preferred Securities, such holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Trust Preferred Securities or (ii) to receive any cash distributions, interest, dividends or any other distributions or payments with respect to the Trust Preferred Securities or any remuneration in any form with respect to the Trust Preferred Securities from the Company, the Trust or the trustees under the applicable Declaration of Trust, except the purchase price referred to above.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Trust Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Trust.

GENERAL

    Pursuant to each Trust Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the holders of the Trust Preferred Securities issued by a Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right to set-off or counterclaim which such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust, to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the redemption date (the "Redemption Price"), to the extent such Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of such Trust (other than in connection with the distribution of Subordinated Deferrable Interest Debentures to the holders of Trust Preferred Securities in exchange for their Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such Trust shall have funds available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

    Each Trust Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by the applicable Trust from the time of issuance of such Trust Preferred Securities, but will not apply to any payment of distributions when the Trust does not have sufficient funds available to make such payment or distributions. If the Company does not make interest payments on the Subordinated Deferrable Interest Debentures purchased by a Trust, such Trust will not pay distributions on the Trust Preferred Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Deferrable Interest Debentures--Certain Covenants."

    The Company has also agreed separately to guarantee the obligations of the Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Preferred Securities Guarantee, except that upon the occurrence and during the continuation of an event of default under the Subordinated Debentures Indenture (as hereinafter defined), holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

    For information concerning the requirement that Trust Preferred Securities be disposed of by holders or beneficial owners under certain circumstances, see "Description of the Trust Preferred Securities."

CERTAIN COVENANTS OF THE COMPANY

    In each Trust Preferred Securities Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable Trust remain outstanding, if any event that would constitute an event of default shall exist under such Trust Preferred Securities Guarantee or the Declaration of such Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to such Subordinated Deferrable Interest Debentures and (c) the Company shall not make any guarantee payments (other than pursuant to the Trust Preferred Security Guarantees) with respect to the foregoing. However, each Trust Preferred Security Guarantee will except from the foregoing covenant any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding of the applicable Trust.

TERMINATION

    Each Trust Preferred Securities Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Trust upon full payment of the Redemption Price of all Trust Preferred Securities of such Trust, upon distribution of the Subordinated Deferrable Interest Debentures held by such Trust to the holders of the Trust Securities of such Trust in liquidation of such holders' interest in such Trust Securities or upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Trust Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of such Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Trust Preferred Guarantee Trustee under such Trust Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities relating to such Trust Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Trust, the Preferred Guarantee Trustee or any other person or entity. In addition, any record holder of Trust Preferred Securities relating to such Trust Preferred Securities Guarantee shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments thereunder, without first waiting to determine if the Preferred Guarantee Trustee has enforced such Trust Preferred Security Guarantee or instituting a legal proceeding against the Trust which issued such Trust Preferred Securities, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

    The Trust Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary or affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by such Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

    The Trust Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

    The Company's obligations under the Declaration for each Trust, the Trust Preferred Securities Guarantee with respect to the Trust Preferred Securities issued by such Trust, the Subordinated Deferrable Interest Debentures purchased by such Trust and the Subordinated Debentures Indenture, in the aggregate, will provide a full and unconditional guarantee by the Company of payments due on the Trust Preferred Securities issued by such Trust.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of is or her own affairs. Subject to such provisions, the Preferred Guaranteed Trustee is under no obligation to exercise any of the powers vested in it by the Trust Preferred Securities Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    The Preferred Guarantee Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

GOVERNING LAW

    The Trust Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

         DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

    Subordinated Deferrable Interest Debentures may be issued from time to time in one or more series under an Indenture (the "Subordinated Debentures Indenture") to be entered into among the Company and The Bank of New York, as Trustee (the "Subordinated Debentures Trustee"). The terms of the Subordinated Deferrable Interest Debentures will include those stated in the Subordinated Debentures Indenture and in a Supplemental Subordinated Debentures Indenture (as defined below) and those made part of the Subordinated Debentures Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Subordinated Debentures Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Subordinated Debentures Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

    The Subordinated Deferrable Interest Debentures will be unsecured subordinated obligations of the Company. The Subordinated Debentures Indenture does not limit the aggregate principal amount of Subordinated Deferrable Interest Debentures which may be issued thereunder and provides that the Subordinated Deferrable Interest Debentures may be issued from time to time in one or more series. The Subordinated Deferrable Interest Debentures are issuable in one or more series pursuant to an indenture supplemental to the Subordinated Debentures Indenture or a resolution of the Company's Board of Directors or a special committee thereof (each, a "Supplemental Subordinated Debentures Indenture").

    In the event Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, such Subordinated Deferrable Interest Debentures subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the termination of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Deferrable Interest Debentures will be issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust.

    Reference is made to the accompanying Prospectus Supplement for the following terms of the series of Subordinated Deferrable Interest Debentures being offered thereby: (i) the specific title of such Subordinated Deferrable Interest Debentures; (ii) any limit on the aggregate principal amount of such Subordinated Deferrable Interest Debentures; (iii) the date or dates on which the principal of such Subordinated Deferrable Interest Debentures is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Deferrable Interest Debentures will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Deferrable Interest Debentures may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any, of the Company to redeem or purchase such Subordinated Deferrable Interest Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such Subordinated Deferrable Interest Debentures shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms of subordination; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Deferrable Interest Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Subordinated Deferrable Interest Debentures are issuable as a global security, and in such case, the identity of the depository.

    The Subordinated Debentures Indenture does not contain any provisions that afford holders of Subordinated Deferrable Interest Debentures protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

    The Subordinated Deferrable Interest Debentures will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the accompanying Prospectus Supplement.

CERTAIN COVENANTS

    If Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred and be continuing any event that would constitute an Event of Default under the Subordinated Debentures Indenture or (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Preferred Securities Guarantee or Trust Common Securities Guarantee, and such default shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to such Subordinated Deferrable Interest Debentures and (c) the Company shall not make any guarantee payments (other than pursuant to the Trust Preferred Security Guarantees) with respect to the foregoing.

    If Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Deferrable Interest Debentures by extending the interest payment period as provided in the Subordinated Debentures Indenture and such period, or any extension thereof, shall be continuing, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to such Subordinated Deferrable Interest Debentures and (c) the Company shall not make any guarantee payments (other than pursuant to the Trust Preferred Security Guarantees) with respect to the foregoing.

    Notwithstanding the foregoing restrictions, the Company will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking PARI PASSU with or junior to Subordinated Deferrable Interest Debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

    In the event Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities of such Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Subordinated Debentures Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) not to cause, as sponsor of such Trust, or to permit, as holder of the Trust Common Securities of such Trust, the termination, dissolution or winding-up of such Trust, except in connection with a distribution of the Subordinated Deferrable Interest Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Deferrable Interest Debentures to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities of such Trust to be treated as owning an undivided beneficial interest in the Subordinated Deferrable Interest Debentures issued to such Trust.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    Subordinated Deferrable Interest Debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Subordinated Deferrable Interest Debentures may be presented for registration or transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the registrar for the Subordinated Deferrable Interest Debentures or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Deferrable Interest Debentures and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Debentures Indenture. Such transfer or exchange will be effected upon the registrar for the Subordinated Deferrable Interest Debentures or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company will appoint the Subordinated Debentures Trustee as registrar with respect to each series of Subordinated Deferrable Interest Debentures. If a Prospectus Supplement refers to any transfer agents (in addition to the Subordinated Debentures Registrar) initially designated by the Company with respect to any series of Subordinated Deferrable Interest Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Subordinated Deferrable Interest Debentures.

    In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange any Subordinated Deferrable Interest Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Deferrable Interest Debentures of like tenor and of the series of which such Subordinated Deferrable Interest Debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Deferrable Interest Debentures of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Subordinated Deferrable Interest Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Deferrable Interest Debentures being redeemed in part.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Subordinated Deferrable Interest Debentures will be made only against surrender to the Paying Agent of such Subordinated Deferrable Interest Debentures. Unless otherwise indicated in an applicable Prospectus Supplement, principal of, premium, if any, and interest, if any, on Subordinated Deferrable Interest Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register with respect to such Subordinated Deferrable Interest Debentures. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Deferrable Interest Debenture on any Interest Payment Date will be made to the person in whose name such Subordinated Deferrable Interest Debenture (or predecessor security) is registered at the close of business on the date described in the applicable Prospectus Supplement for such interest payment.

    The Subordinated Debentures Trustee will act as Paying Agent with respect to each series of Subordinated Deferrable Interest Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each place of payment for each series of Subordinated Deferrable Interest Debentures.

    All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Deferrable Interest Debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to the Company and the holder of such Subordinated Deferrable Interest Debentures will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

    If any Subordinated Deferrable Interest Debentures of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Deferrable Interest Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Deferrable Interest Debentures to be represented by a Global Security will be described in the applicable Prospectus Supplement. Reference is made to "Description of Debt Securities--Registered

Global Securities" for a description of provisions the Company anticipates will apply to all depositary arrangements, including those relating to Subordinated Deferrable Interest Debentures.

MODIFICATION OF THE SUBORDINATED DEBENTURES INDENTURE

    The Subordinated Debentures Indenture contains provisions permitting the Company and the Subordinated Debentures Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Deferrable Interest Debentures of each series which are affected by the modification, to modify the Subordinated Debentures Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Subordinated Deferrable Interest Debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding Subordinated Deferrable Interest Debenture affected thereby, (i) extend the fixed maturity of any Subordinated Deferrable Interest Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Deferrable Interest Debenture so affected or (ii) reduce the percentage of Subordinated Deferrable Interest Debentures the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding Subordinated Deferrable Interest Debenture affected thereby.

    In addition, the Company and the Subordinated Debentures Trustee may execute, without the consent of any holder of Subordinated Deferrable Interest Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Deferrable Interest Debentures.

EVENTS OF DEFAULT

    With respect to a particular series of Subordinated Deferrable Interest Debentures, the Subordinated Debentures Indenture provides (or the Supplemental Subordinated Debentures Indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to such series of Subordinated Deferrable Interest Debentures.

        (a) failure for 30 days to pay interest on the Subordinated Deferrable Interest Debentures of that series, including any Additional Interest in respect thereof, when due; PROVIDED, HOWEVER, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

        (b) failure to pay principal or premium, if any, on the Subordinated Deferrable Interest Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

        (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Subordinated Debentures Indenture for 90 days after written notice to the Company from the Subordinated Debentures Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Deferrable Interest Debentures of that series; or

        (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

        (e) in the event Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Deferrable Interest Debentures to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust.

    The holders of a majority in aggregate outstanding amount of any series of Subordinated Deferrable Interest Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debentures Trustee for the series. The Subordinated Debentures Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Deferrable Interest Debentures may declare the principal immediately due and payable upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Subordinated Debentures Trustee. If an Event of Default results from the failure of the Company to pay when due principal of or interest on the Subordinated Deferrable Interest Debentures issued to a Trust, during the continuance of such an Event of Default a holder of Trust Preferred Securities issued by such Trust may immediately institute a legal proceeding directly against the Company to obtain payment of such principal or interest on Subordinated Deferrable Interest Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities owned of record by such holder.

    The holders of a majority in aggregate outstanding principal amount of any series of Subordinated Deferrable Interest Debentures affected thereby may, on behalf of the holders of all the Subordinated Deferrable Interest Debentures of such series, waive any past default except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Subordinated Debentures Trustee) or (ii) a default in the covenants described in the first or second paragraph under "--Certain Covenants" above.

CONSOLIDATION, MERGER AND SALE

    The Subordinated Debentures Indenture does not contain any covenant which restricts the ability of the Company to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

    The Subordinated Debentures Indenture will provide that each holder and beneficial owner of Subordinated Deferrable Interest Debentures, by accepting or otherwise acquiring an interest in the Subordinated Deferrable Interest Debentures, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries (or any joint venture in which the Company or a subsidiary of the Company is a participant) now or hereafter conducts or proposes to conduct gaming requires that a person who is a holder or beneficial owner of Subordinated Deferrable Interest Debentures must be licensed, qualified or found suitable, or comply with any other requirement under applicable Gaming Laws, such holder or beneficial owner shall apply for a license, qualification or a finding of suitability or comply with such other requirement, as the case may be, within the prescribed time period. If such holder or beneficial owner fails to apply to be, or fails to become, licensed or qualified, is found unsuitable or fails to comply with any other requirement, as the case may be (a "failure of compliance"), then the Company shall have the right, at its option (i) to require such person to dispose of its Subordinated Deferrable Interest Debentures or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by the Gaming Authority or (ii) to redeem such Subordinated Deferrable Interest Debentures (which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority) at a redemption price equal to the lesser of (A) such person's cost, (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of any failure of compliance, or (C) such other amount as may be required by applicable law or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability or its compliance with any other requirement of a Gaming Authority. The Subordinated Debentures Indenture will also provide that immediately upon the imposition by a Gaming Authority of a requirement that a holder or beneficial owner dispose of Subordinated Deferrable Interest Debentures, such holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Subordinated Deferrable Interest Debentures or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Subordinated Deferrable Interest Debentures or any remuneration in any form with respect to the Subordinated Deferrable Interest Debentures from the Company or the Trustee, except the redemption price referred to above.

DEFEASANCE AND DISCHARGE

    Under the terms of the Subordinated Debentures Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Deferrable Interest Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Deferrable Interest Debentures, replace stolen, lost or mutilated Subordinated Deferrable Interest Debentures, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Subordinated Debentures Trustee, in trust, moneys or U.S. Government Obligations in an amount sufficient to pay all the principal of, and interest on, the Subordinated Deferrable Interest Debentures of such series on the dates such payments are due in accordance with the terms of such Subordinated Deferrable Interest Debentures.

GOVERNING LAW

    The Subordinated Debentures Indenture and the Subordinated Deferrable Interest Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE SUBORDINATED DEBENTURES TRUSTEE

    The Subordinated Debentures Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Subordinated Debentures Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Debentures Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Debentures Indenture at the request of any holder of Subordinated Deferrable Interest Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Debentures Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Debentures Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    The Subordinated Debentures Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

MISCELLANEOUS

    The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Debentures Indenture to a direct or indirect wholly-owned subsidiary of the Company; PROVIDED, HOWEVER, that in the event of any such assignment, the Company will remain liable for all of its obligations thereunder. Subject to the foregoing, the Subordinated Debentures Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Subordinated Debentures Indenture provides that it may not otherwise be assigned by the parties thereto.

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                              PLAN OF DISTRIBUTION

    The Company or a Trust may offer and sell the Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities in respect of which this Prospectus is delivered will be named in the applicable Prospectus Supplement. The applicable Prospectus Supplement with respect to such Securities will also set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company or the applicable Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The applicable Prospectus Supplement will describe the method of distribution of the Securities.

    If underwriters are used in an offering of Securities, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company of certain expenses.

    If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement relating thereto.

    If an agent is used in an offering of Securities, the agent will be named, and the terms of the agency will be set forth, in the applicable Prospectus Supplement relating thereto. Unless otherwise indicated in such applicable Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

    Dealers and agents named in an applicable Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company and/or an applicable Trust, may be entitled to indemnification by the Company and/or an applicable Trust against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the Company and/or the applicable Trust in the ordinary course of business.

    Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company or the applicable Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the applicable Prospectus Supplement relating thereto.

    If so indicated in the applicable Prospectus Supplement, the Company or the applicable Trust will authorize underwriters or other agents to solicit offers by certain institutional investors to purchase Securities from the Company or the applicable Trust pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial

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
and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company or the applicable Trust. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities are also being sold to underwriters, the Company or the applicable Trust shall have sold to such underwriters the Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

    In addition, the Securities may be offered and sold by the holders thereof in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon any such sale of Securities, the respective holders thereof and any broker, dealer or underwriter participating therewith may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such Securities, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Securities Act. The compensation, including commissions, discounts. concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of such Securities may be less than or in excess of customary commissions.

    The anticipated date of delivery of Securities will be set forth in the applicable Prospectus Supplement relating to each offering.

    The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the Securities.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company and the Trusts by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, and certain matters of Nevada law will be passed upon for the Company and the Trusts by Schreck Morris, Las Vegas, Nevada.

                                    EXPERTS

    The consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.

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